UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In a Current Report on Form 8-K filed on May 4, 2011, Applied Materials, Inc. (“Applied”) disclosed that it had entered into an Agreement and Plan of Merger dated May 3, 2011, pursuant to which Applied agreed to acquire Varian Semiconductor Equipment Associates, Inc. (“Varian”) for $63 per share in cash (the “Merger”). In addition, Applied disclosed that it had received certain financing commitments in connection with the Merger. Applied has now executed definitive financing agreements, as described further below.

Bridge Loan Agreement

On May 25, 2011, Applied entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) for a U.S.$2,000,000,000 term loan facility with JPMorgan Chase Bank, N.A. (“JPMorgan”) as administrative agent; Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) and Citibank, N.A. (“Citibank”) as syndication agents; and other lenders named therein (collectively, the “Bridge Lenders”).

Under the Bridge Loan Agreement, the Bridge Lenders have severally agreed to make unsecured loans (the “Bridge Loans”) of up to U.S.$2,000,000,000 in the aggregate on the closing date (the “Merger Closing Date”) of Applied’s planned acquisition of Varian. The Bridge Loans, if any are borrowed by Applied under the agreement, will fund a portion of the cash consideration to be paid by Applied in the Merger. Any unused commitments of the Bridge Lenders under the Bridge Loan Agreement shall expire on the earlier of the Merger Closing Date or April 30, 2012. The Bridge Loans will bear interest at one of various rates selected by Applied, plus an applicable margin. The applicable margin varies according to Applied’s public debt rating and the duration of time that the Bridge Loans are outstanding. The Bridge Loan Agreement also requires Applied to pay certain customary fees and expenses. Applied may repay Bridge Loans at any time without penalty, except for a customary breakage fee for Bridge Loans that bear interest at a rate based on the London Interbank Offered Rate (“LIBOR”). The Bridge Loans, once repaid by Applied, may not be re-borrowed.

The Bridge Loan Agreement contains customary affirmative and negative covenants for credit facilities of this type. Affirmative covenants include, among other things, with respect to Applied and its subsidiaries, compliance with environmental laws and other laws; payment obligations; maintenance of material properties, books of record and account and insurance; preservation of existence; and delivery of financial statements, compliance certificates and notices. Negative covenants include, among other things, with respect to Applied and its subsidiaries, limitations on liens, changes in the nature of business, and transactions with affiliates; and with respect to Applied, limitations on consolidations, mergers or the sale or lease of all or substantially all of Applied’s assets. The Bridge Loan Agreement also requires maintenance of a ratio of: (i) consolidated funded debt to (ii) consolidated funded debt plus consolidated shareholders’ equity.

If certain events of default occur or conditions are not satisfied, the Bridge Lenders would be permitted to terminate their commitments to advance the Bridge Loans. The Bridge Loan Agreement further specifies certain customary events of default, including, among other things, a failure to comply with covenants; inaccuracy in any material respect of representations, warranties, or certifications in the Bridge Loan Agreement or in any financial statement or other document delivered thereunder; a failure to pay certain financial obligations; certain change of control events; a default under specified debt obligations; or the occurrence of certain ERISA, insolvency or bankruptcy events. An event of default would permit the Bridge Lenders to require immediate repayment of the Bridge Loans.

The maturity date of the Bridge Loan Agreement is the first anniversary of the Merger Closing Date, at which time all outstanding Bridge Loans, if any, will become due and payable. Applied is required to prepay the Bridge Loans with, and any unused commitments of the Bridge Lenders under the Bridge Loan Agreement will be reduced by, the net proceeds received from certain asset sales, certain recoveries for property losses, and certain new debt or equity issuances by Applied.

Credit Agreement

On May 25, 2011, Applied also entered into a four-year U.S.$1,500,000,000 Credit Agreement (the “Credit Agreement”) with JPMorgan as administrative agent; Morgan Stanley, Citibank, and The Bank of Tokyo-Mitsubishi UFJ, Ltd. as syndication agents; and other lenders named therein (collectively, the “Revolving Facility Lenders”).

The Credit Agreement provides for unsecured borrowings (advances) not to exceed U.S. $1,500,000,000 at any one time outstanding and includes a sub-facility for the issuance of letters of credit of up to $400,000,000 outstanding at any one time for the account of Applied and its subsidiaries. Advances under the Credit Agreement will bear interest at one of various rates selected by Applied for each advance, plus an applicable margin. The applicable margin varies according to Applied’s public debt rating. The Credit Agreement also requires Applied to pay certain customary fees and expenses. Applied may repay advances at any time without penalty, except for a customary LIBOR breakage fee for advances that bear interest at a rate based on LIBOR, and it may reborrow under the Credit Agreement subject to specified terms and conditions.

The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants for credit facilities of this type that are similar to the affirmative and negative covenants in the Bridge Loan Agreement, including maintenance of a ratio of consolidated funded debt to consolidated funded debt plus consolidated shareholders’ equity.

The Credit Agreement also contains certain customary events of default similar to the events of default under the Bridge Loan Agreement. A default under the Credit Agreement would permit the Revolving Facility Lenders to terminate their commitments to advance funds to Applied and to require immediate repayment of any outstanding amounts under the Credit Agreement.

The Credit Agreement is available to fund a portion of the cash consideration to be paid by Applied in the Merger and for general corporate purposes. The Credit Agreement is scheduled to expire on May 25, 2015, at which time all outstanding amounts thereunder, if any, will become due and payable.

The Credit Agreement replaces a five-year $1,000,000,000 Credit Agreement dated January 26, 2007 by and among Applied and certain lenders, as amended on May 22, 2009, as described further in Item 1.02 below.

JPMorgan and the other Bridge Lenders and Revolving Facility Lenders, and certain of their affiliates, have engaged in, and/or in the future may engage in, banking and other transactions with Applied, including previous credit facilities. These parties have received, and/or in the future may receive, customary compensation from Applied for these services.

Item 1.02 Termination of a Material Definitive Agreement.

On January 26, 2007, Applied entered into a five-year U.S.$1,000,000,000 Credit Agreement with certain lenders, which was amended on May 22, 2009 and which was due to expire on January 26, 2012 (the “Prior Credit Agreement”). Entry into the Prior Credit Agreement was previously disclosed in Current Reports on Form 8-K filed on January 26, 2007 and May 22, 2009, which are incorporated herein by this reference. On May 25, 2011, the Prior Credit Agreement was terminated and replaced by the Credit Agreement described under Item 1.01 above. There were no outstanding amounts due under the Prior Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed under Item 1.01 above, on May 25, 2011, Applied entered into the Bridge Loan Agreement. The information set forth in Item 1.01 is incorporated herein by reference. Applied has not received any Bridge Loans under the Bridge Loan Agreement as of this date.

As discussed under Item 1.01 above, on May 25, 2011, Applied entered into the Credit Agreement. The information set forth in Item 1.01 is incorporated herein by reference. Applied has not received any advances under the Credit Agreement as of this date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title and Description

10.1

Bridge Loan Agreement, dated as of May 25, 2011, among Applied Materials, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and other lenders named therein. (Confidential treatment has been requested for redacted portions of the agreement.)

10.2	Credit Agreement, dated as of May 25, 2011, among Applied Materials, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and other lenders named therein. (Confidential treatment has been requested for redacted portions of the agreement.)

Additional Information and Where to Find It

Varian intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of Varian and will contain important information about the proposed Merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by Varian with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Varian by contacting Investor Relations by mail at Varian Semiconductor, 35 Dory Road, Gloucester, MA 01930, Attn: Investor Relations Department, or by telephone at 978-282-2000.

Participants in the Solicitation

Varian and Applied, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Varian’s stockholders in connection with the proposed Merger. Information about Varian’s directors and executive officers is set forth in Varian’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on December 1, 2010, and its Annual Report on Form 10-K for the year ended October 1, 2010, which was filed with the SEC on November 22, 2010. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Varian by contacting Investor Relations by mail at Varian Semiconductor, 35 Dory Road, Gloucester, MA 01930, Attn: Investor Relations Department, or by telephone at 978-282-2000, or by going to Varian’s Investor Relations page on its corporate web site at www.vsea.com. Information about Applied’s directors and executive officers is set forth in Applied’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on January 27, 2011, and its Annual Report on Form 10-K for the year ended October 31, 2010, which was filed with the SEC on December 10, 2010. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Applied by contacting Investor Relations by mail at Applied Materials, 3050 Bowers Avenue, M/S 1261, P.O. Box 58039, Santa Clara, CA 95052-8039, Attn: Investor Relations Department, or by going to Applied’s Investor Relations page on its corporate web site at www.appliedmaterials.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement that Varian intends to file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: May 31, 2011	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Title and Description

10.1

Bridge Loan Agreement, dated as of May 25, 2011, among Applied Materials, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and other lenders named therein. (Confidential treatment has been requested for redacted portions of the agreement.)

10.2

Credit Agreement, dated as of May 25, 2011, among Applied Materials, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and other lenders named therein. (Confidential treatment has been requested for redacted portions of the agreement.)